Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Forms F-3 (File Nos. 333-274053, 333-267838 and 333-276708) and Forms S-8 (File Nos. 333-275749 and 333-294405) of our report dated April 15, 2026 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Gorilla Technology Group Inc. for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, NY

April 15, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com